UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

SOUL AND VIBE INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55091	38-3829642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6548 South Big Cottonwood Canyon Road Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 400-8040

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2016, Soul and Vibe Interactive Inc. (the “Company”) completed the closing of a private placement financing transaction (the “Transaction”) with an accredited investor (the “Investor”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Investor purchased a 8% Convertible Debenture (the “Debenture” and together with the Purchase Agreement, the “Transaction Documents”) in the aggregate principal amount of $13,200.00, and delivered gross proceeds of $12,000.00 excluding transaction costs, fees, and expenses.

Interest on the Debenture is payable in the amount of 8% of the principal amount, regardless of how long the Debenture remain outstanding. Principal and interest is due and payable September 1, 2017, twelve (12) months after the date of the Debenture. The Debenture is convertible into shares of the Company’s common stock at any time at the discretion of the Investor at a variable conversion price (“VCP”). The VCP is calculated as the lowest trading price during the twenty five (25) trading days immediately prior to the conversion date multiplied by fifty percent (50%).

The Company may prepay the Debenture, subject to five business days prior notice to the Investor, by: (i) within an initial 90 days period after the issuance of the Debenture, by paying an amount equal to 125% multiplied by the amount that the Company is prepaying; and (ii) from the 91st day after the issuance of the Debenture through the Debenture having reached a zero ($0) outstanding balance, by paying an amount equal to 140% multiplied by the amount that the Company is prepaying. Any such prepayment of principal shall only be executed provided that such amount must be paid in cash on the next business day following such 5 business day notice period, and the Investor may still convert this Note pursuant to the terms here of at all times until such prepayment amount has been received in full.

Pursuant to the terms of the Purchase Agreement, the Company shall use the proceeds from the sale of the Debenture for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person, subject to exceptions outlined therein.

The foregoing description of the Purchase Agreement and the Debenture does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The securities were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act. Each investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Debenture

10.1	Form of Securities Purchase Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUL AND VIBE INTERACTIVE INC.

Date: September 8, 2016	By:	/s/ Peter Anthony Chiodo
Peter Anthony Chiodo
Chief Executive Officer and President